Exhibit 10.10

SUPPLEMENTAL BENEFIT PLAN TO THE
SCHWEITZER-MAUDUIT INTERNATIONAL, INC. RETIREMENT PLAN

Effective as of December 1, 1995

Amended and Restated as of November 21, 2003

Further Amended and Restated as of December 4, 2008

1.                                       Use of Defined Terms. Capitalized terms used herein have the respective meanings ascribed to such terms as set forth in Section 5 below.

2.                                       Purpose. The Supplemental Benefit Plan is for the purpose of providing Participants and their Survivors with such benefits, in addition to the Retirement Plan, as are necessary to fulfill the intent of the Retirement Plan without regard to Section 415 and Section 401(a)(17) of the Code. It is intended that the Supplemental Benefit Plan constitute an unfunded plan of deferred compensation for a select group of management or highly compensated employees, within the meaning of Title I of ERISA.

3.                                       Benefit. The Benefit of a Participant or a Survivor under the Supplemental Benefit Plan shall be the difference between:

(a)                        the monthly amount payable under the Retirement Plan, which monthly amount shall be calculated (i) without regard to Article XI of the Retirement Plan,(ii) without regard to amounts stated in Appendix D to Schedule 1 of the Retirement Plan and (iii) using the term Earnings defined as set forth in Section 5(e) of the Supplemental Benefit Plan below; less

(b)                       the monthly amount payable under the Retirement Plan (“accrued benefit”).

(c)                        the accrued benefit (sum of (a) minus (b)) shall be converted to a lump sum effective December 31, 2008 based on the following factors:

(i)                            RP 2000 white collar mortality table  projected 10 years

(ii)                         discount rate of 5.6% which generates a lump sum payout equal to the current accrued liability as of December 31, 2008

4.                                       Amendment and Termination. The Company, by action of its Board of Directors, may amend the Supplemental Benefit Plan in any respect, or terminate the Supplemental Benefit Plan at any time; provided, however, that no such amendment or termination shall be effective to the extent it adversely impacts the Benefit of any Participant or Survivor accrued as of the effective date of such amendment or termination.

5.                                       Definitions. The following capitalized terms shall have the respective meanings set forth below:

(a)                        “Benefit” shall mean a benefit payable pursuant to, and determined in accordance with the provisions of the Supplemental Benefit Plan.

(b)                       “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)                        “Company” shall mean Schweitzer-Mauduit International, Inc.

(d)                       “Committee” shall mean the Committee named under the Retirement Plan.

(e)                        “Earnings” shall be determined in accordance with the provisions of Article X of the Retirement Plan without regard to any limitation under Section 401(a)(17) of the Code.

(f)                          “Employer” shall mean the Company or any participating employer shown in Appendix A to the Retirement Plan.

(g)                       “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(h)                       “Participant” shall mean a participant in the Retirement Plan who (i) is a member of a “select group of management or highly compensated employees” of the Company, within the meaning of Title I of ERISA, and (ii) has earnings in excess of the limit provided under Section 401(a)(17) of the Code for any calendar year in which the Participant participates in Schedule 1 of  the Retirement Plan, except that no individual shall be a participant herein to the extent that such participation in this Supplemental Benefit Plan would prevent this Supplemental Benefit Plan from being maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, or is precluded by an agreement between the Company and such individual.

(i)                            “Retirement Plan” shall mean the Schweitzer-Mauduit International, Inc. Retirement Plan, or any successor defined benefit pension plan.

(j)                            “Supplemental Benefit Plan” shall mean this Supplemental Benefit Plan to the Schweitzer-Mauduit International, Inc. Retirement Plan.

(k)                         “Survivor” or “Beneficiary” shall refer to the beneficiary designated by the Participant.

6.                                         Miscellaneous

(a)                         The Company is the Plan Sponsor of this Supplemental Benefit Plan, within the meaning of ERISA.

(b)                        The Committee shall administer the Supplemental Benefit Plan and shall have all such powers and duties in its discretion as may be necessary to discharge its duties, including, but not limited to, the power to construe and interpret the Supplemental Benefit Plan, determine all questions of eligibility, and compute the amount and determine the method of payment of any Benefits hereunder.

(c)                        Notwithstanding anything herein to the contrary, in connection with the amendment and restatement of this Plan, and as permitted under Section 409A of the Internal Revenue Code of 1986, as amended, each Participant shall be given the opportunity to submit an election (the “Special Distribution Election”) prior to December 31, 2008, to receive a special distribution of the amounts payable to the Participant under the Supplemental Benefit Plan, as determined under Section 3 (the “Distribution Amount”).  In the event the Participant timely submits a Special Distribution Election, the Participant’s Distribution Amount shall be paid to him or her in a lump sum on July 1, 2009 or in three equal annual installments commencing July 1, 2009 and on each anniversary thereof, as the Participant shall have elected.  If the Participant fails timely to submit a Special Distribution Election, the Participant’s Distribution Amount shall be paid to him or her in lump sum on July 1, 2009.  Accordingly, following this amendment and restatement, the amounts paid under the Supplemental Benefit Plan shall no longer be paid at the same times or pursuant to the same elections made by the Participant, as they would have been paid under the Retirement Plan, were it not for the limitation on benefits under Code Sections 415 and 401(a)(17).

(d)                       An application or claim for a benefit under the Retirement Plan shall constitute a claim for a Benefit under the Supplemental Benefit Plan. In the event a claim for a Benefit under the Supplemental Benefit Plan is denied, a Participant or Survivor shall be entitled to request a review of such denied claim in accordance with the provisions of Section 6.8 of the Retirement Plan.

(e)                        The Supplemental Benefit Plan shall not be a funded plan, and the Company shall be under no obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Company.

(f)                          Subject to the provisions of Section 4, the Supplemental Benefit Plan shall automatically terminate when the Retirement Plan terminates.

(g)                       There shall be deducted from the payment of any Benefits due a Participant or a Survivor under the Supplemental Benefit Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company or other person or entity paying Benefits under this Supplemental Benefit Plan to such governmental authority for the account of the Participant or Survivor entitled to such payment.

(h)                       Neither the Participant, his Survivor, nor his legal representative shall have any rights to sell, assign, transfer, or otherwise convey the right to receive the payment of any portion or all of the Benefits payable hereunder. Any attempt to assign or transfer the right to Benefit payments under this Supplemental Benefit Plan shall be null and void and of no effect.

(i)                           Participation hereunder shall not be construed as creating any contract of employment between the Company and a Participant, nor shall it limit the right of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship between the Company and a Participant.

(j)                           This Supplemental Benefit Plan shall be construed in accordance with the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws and the United States.

IN WITNESS WHEREOF, the Corporation has adopted this SUPPLEMENTAL BENEFIT PLAN TO THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC. RETIREMENT PLAN as amended and restated herein.

By:

Wayne H. Deitrich
Chairman of the Board and Chief Executive officer